Exhibit 10.14

FORM OF

PSAV HOLDINGS LLC

PHANTOM UNIT APPRECIATION PLAN

AWARD AGREEMENT

This award agreement (this “Agreement”) is made as of             , 2015 (the “Grant Date”), by PSAV Holdings LLC, a Delaware limited liability company (the “Company”), with              (the “Participant”).

RECITALS

WHEREAS, the Participant provides valuable services to the Company or one of its subsidiaries; and

WHEREAS, the Company desires to grant Phantom Units to the Participant in order to provide an incentive to the Participant to contribute to the Company’s success; and

WHEREAS, the Company desires to restrict the competitive activities of the Participant with respect to the Company as a condition to the Participant’s receipt of such Phantom Units.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Grant of Units. The Company hereby grants to the Participant, in connection with the Participant’s performance of Services to the Company or one of its subsidiaries,              Phantom Units, of which              are Phantom Service Units and              are Phantom Performance Units. All Phantom Units shall be subject to the terms and conditions of this Agreement and the PSAV Holdings LLC Phantom Unit Appreciation Plan (the “Plan,” a copy of which the Participant acknowledges having received). These Phantom Units represent solely the opportunity to receive payments in cash and/or securities upon the occurrence of certain distributions by the Company, subject to the terms and conditions of the Plan, the discretion of the Committee, or any adjustments the Committee deems appropriate to take into account the fact that there are no outstanding Service Units or Performance Units that directly correspond to the Phantom Service Units and Phantom Performance Units, respectively. Capitalized terms used in this Agreement but not defined herein have the meanings set forth in the Plan.

2. Distribution Threshold. The Distribution Threshold applicable to the Phantom Units granted hereunder as of the date hereof is $269,438,225.66.

3. Termination of Service; Forfeiture. Upon a Participant’s termination of Service for any reason or for no reason prior to a payment date provided for in the Plan, such Participant shall immediately and automatically forfeit all Phantom Units granted hereunder for no consideration and with no further action required by any of the Participant, the Company or any other person and shall no longer be outstanding for any purpose, and Participant shall have no right to any payment thereafter.

4. Restrictive Covenants. The parties hereto hereby agree and acknowledge that the terms of [Sections 4, 5 and 8] of that certain Employment Agreement, dated as of             , between the Participant and              and subsidiary of the Company (the “Employment Agreement”), are hereby incorporated by reference into, and made a part of, this Agreement.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in the State of Delaware over any suit, action or proceeding arising out of or relating to this Plan. The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any party shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

6. Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.

7. Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of the Company and its successors and assigns, the Participant and any subsequent holder of the Phantom Units granted pursuant to this Agreement, and the respective successors and assigns of each of them, so long as they hold the Phantom Units granted pursuant to this Agreement.

8. Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan, the Employment Agreement and any employment or other Service agreement between Participant and the Company, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof. This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Board or the Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11. No Right to Continued Service. Nothing in this Agreement shall confer upon the Participant any right to continue to provide services to or for the benefit of the Company Group, or shall interfere with or restrict in any way the rights of the Company Group, which are hereby expressly reserved, to terminate the Service of the Participant, at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company Group.

12. Conflict between this Agreement and the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

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Executed as of the Grant Date.

PSAV Holdings LLC	PARTICIPANT

By:	By:
Name:	Name:
Title:

[Signature Page – Phantom Units Award]